Exhibit 99.1

Bulldog Technologies CEO John Cockburn Discusses Wireless Security Technology and Corporate Strategy with PRBroadcast.com

Richmond, British Columbia, Canada – June 28, 2005 – Bulldog Technologies Inc. (OTCBB: BLLD), today announced that the Company is presently featured in an online interview at www.PrBroadcast.com. CEO John Cockburn discusses the Company’s proprietary wireless security technology, as well as other matters impacting the future performance of the company.

The Bulldog Technologies interview is available at http://www.PRBroadcast.com. To access the interview, click on "Join Now/Log In" in the upper right corner. After providing your name, e-mail address and creating a password, click on the "send" button at the top of the page. This will register you and send you back to the PRBroadcast.com home page where you can access CEO John Cockburn’s Interview by entering Bulldog Technologies by "trading symbol" (BLLD) or Company name located in the upper left portion of thePRBroadcast.com web page.

About Bulldog Technologies

Bulldog Technologies, Inc., a leading provider of wireless security solutions and sensor networks, researches, develops, and manufactures real-time, comprehensive monitoring, intrusion detection, covert asset recovery and tracking BOSSTM (Bulldog Online Security Solution) devices and solutions for use in the supply chain focusing on the cargo transportation and storage industry. Bulldog's solutions allow dispatchers, security personnel, law enforcement and loss prevention professionals, emergency response teams and cargo transport drivers to monitor, track and secure valuable assets/cargo during the transport, storage and delivery supply chain process.

For further information, visit Bulldog on the Web at http://www.bulldog-tech.com

About PRBroadcast.com

PRBroadcast.com presents detailed interviews with CEO's, Company CFO's and Analysts which provides publicly traded companies with production services and distribution of their corporate messages in streaming video/audio format. Your corporate message is delivered firsthand to all major newswires, institutional and private investors, venture capitalists and buy and sell analysts, all at the click of a mouse. Using our state of the art webcasting services, PRBroadcast.com can feature and host CEO interviews, business updates, earning conference calls, analyst presentations, product launches and other special announcements directly to your audience's desktop, at minimal cost compared to video or telephone conferencing. PRBroadcast.com will provide public companies with the means and ability to reach far into the investment community with a direct message to shareholders and potential investors, through our streaming media technology, active databases of institutional and individual investors, analysts, brokerage firms and large affiliate network while providing the most impact for the communications dollar.

Contact Information:

Investor Relations	Press Contact
Todd Fromer/Michael Cimini	Jan Roscovich
KCSA Worldwide	Bulldog Technologies Inc.
(212) 896-1215 / (212) 896-1233	(604) 271-8656
tfromer@kcsa.com / mcimini@kcsa.com	jroscovich@bulldog-tech.com
800 Second Avenue, 5th Floor

New York, NY 10017

Statements contained herein, other than historical data, may constitute forward-looking statements. When used in this document, the words "estimate," "project," "intends," "expects," "believes" and similar expressions are intended to identify forward-looking statements regarding events and financial trends, which may affect the Company's future operating results and financial position. Such statements are not guarantees of future performance and are subject to risks and uncertainties that could cause the Company's actual results and financial position to differ materially from those included within the forward-looking statements. A complete disclosure of all fees paid to PRBroadcast.com is available on the Company's disclaimer page as required by Section 17B of the SEC. The Private Securities Reform Act of 1995 provides a "safe harbor" for forward-looking statements. Certain information included in this press release (as well as information included in written statements to be made) contain statements that are forward-looking, such as those relating to consummation of the transaction, anticipated future revenue of the Company's and success of current public offerings. Such forward-looking information involves important risks and uncertainties that could significantly affect anticipated results in the future and, accordingly, such results may differ materially from those expressed in any forward-looking statements.